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                                                                    EXHIBIT 99.3

                     Press Release dated December 4, 1998

For Immediate Release                   For Information Contact
---------------------                   -----------------------

December 4, 1998                        David L. Kalkbrenner, President & CEO
                                        (650) 614-5767
                                        Steven C. Smith, EVP, COO & CFO
                                        (650) 813-8222

                   FRED BAILARD JOINS GREATER BAY BANCORP AS
                           SENIOR VICE PRESIDENT OF
                           CASH MANAGEMENT SERVICES

     PALO ALTO, CA - December 4, 1998 Greater Bay Bancorp (NASDAQ: GBBK) announced today that Fred Bailard has joined the Company as Senior Vice President of the newly created Cash Management Services Division.

     Mr. Bailard brings over 30 years of experience to Greater Bay Bancorp in diversified management roles for business banking services, including extensive experience in cash management services. Most recently, Mr. Bailard was with Bank of the West, as their Senior Vice President for Business Management Services.

     According to David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay Bancorp, "Fred's many years of experience make him a welcome addition to our team and provides us with the opportunity to expand cash management product offerings to our clients."

     Greater Bay Bancorp and its financial services subsidiaries, Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce and Golden Gate Bank, along with its operating divisions, Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley and the San Francisco Peninsula with offices located in San Jose, Cupertino, Palo Alto, Redwood City, San Mateo, Millbrae, San Bruno, San Francisco and Walnut Creek.

     This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the Company's publicly available Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 1997, and particularly the discussion of risk factors within that document.



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